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                                                                     Exhibit 8.2
                 [Letterhead of Wachtell, Lipton, Rosen & Katz]








                                             April 12, 2004





Bank One Corporation
1 Bank One Plaza
Chicago, Illinois  60670


Ladies and Gentlemen:

     We have acted as special counsel for Bank One Corporation, a Delaware corporation ("Bank One"), in connection with the proposed merger (the "Merger") of Bank One with and into J.P. Morgan Chase & Co., a Delaware corporation ("JPMorgan Chase"), pursuant to an Agreement and Plan of Merger, dated as of January 14, 2004 (the "Agreement"), by and between JPMorgan Chase and Bank One. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

     In that connection, Bank One has requested our opinion regarding the material U.S. federal income tax consequences of the Merger. In providing our opinion, we have examined the Agreement, the registration statement on Form S-4 (the "Registration Statement"), the Joint Proxy Statement/Prospectus and such other documents as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed that (i) the Merger will be consummated in accordance with the provisions of the Agreement and as described in the Registration Statement, (ii) the statements concerning the Merger set forth in the Agreement and the Registration Statement are true, complete and correct,
(iii) the factual statements and representations made by Bank One and JPMorgan Chase in their respective letters delivered to us for purposes of this opinion (the "Representation Letters") are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, and (iv) any factual statements and representations made in the Representation Letters "to the knowledge of" any person or similarly qualified are correct without such qualification. If any of the above described assumptions are untrue for any reason or if the Merger is consummated in a manner that is different from the manner in which it is
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Bank One Corporation
April 12, 2004
Page 2


described in the Agreement or the Registration Statement, our opinion as expressed below may be adversely affected.

     Based upon and subject to the foregoing and subject to the limitations and qualifications set forth in the Registration Statement in the section entitled "JPMORGAN CHASE PROPOSAL 1 AND BANK ONE PROPOSAL 1: THE MERGER--Material United States Federal Income Tax Consequences of the Merger," we hereby confirm our opinion set forth therein.

     Our opinion is based on current provisions of the Code, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the Merger, or any inaccuracy in the statements, facts, assumptions or representations upon which we have relied, may affect the continuing validity of our opinion as set forth herein. We assume no responsibility to inform Bank One of any such change or inaccuracy that may occur or come to our attention.

     This opinion is being provided for the benefit of Bank One so that Bank One may comply with its obligation under the Federal securities laws. We consent to the filing of this opinion as Exhibit 8.2 to the Registration Statement and to the reference to our firm name therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

     This opinion relates solely to the material U.S. federal income tax consequences of the Merger and no opinion is expressed as to the tax consequences under any foreign, state or local tax law or under any federal tax laws other than those pertaining to the income tax. We are furnishing this opinion solely in connection with the filing of the Registration Statement, and this opinion is not to be relied upon for any other purpose.




                                 Very truly yours,

                                 /s/ Wachtell, Lipton, Rosen & Katz